Exhibit 99.1

Dave & Buster’s Reports Record Second Quarter 2021 Financial Results

DALLAS, September 9, 2021 (GLOBE NEWSWIRE) – Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced record quarterly revenues, net income and EBITDA for its second quarter of fiscal year 2021, which ended on August 1, 2021.

The Company began the second quarter with 138 open stores, or approximately 98 percent of its total store base. As of August 1, all of the Company’s 142 stores were open, including 1 new store opened during the quarter.

Key Second Quarter 2021 Highlights

▪	Revenues totaled a record $377.6 million compared with $50.8 million in the second quarter of 2020 and $344.6 million in the second quarter of 2019
▪	Overall comparable store sales increased 3.6% compared with the same period in 2019
▪	Net income totaled a record $52.8 million, or $1.07 per diluted share, compared with net loss of $58.6 million, or $1.24 per share in the second quarter of 2020 and net income of $32.4 million, or $0.90 per diluted share in the second quarter of 2019
▪	EBITDA totaled a record $114.0 million, or 30.2% of revenues, compared with EBITDA loss of $46.0 million in the second quarter of 2020 and EBITDA of $79.0 million, or 22.9% of revenues in the second quarter of 2019
▪	Adjusted EBITDA totaled a record $119.2 million, or 31.6% of revenues, compared with Adjusted EBITDA loss of $38.5 million in the second quarter of 2020 and Adjusted EBITDA of $86.0 million, or 25.0% of revenues in the second quarter of 2019
▪	Launched new menu, completed rollout of mobile web platform and tablets, and executed new marketing strategy
▪	Ended the quarter with $108 million in cash and approximately $340 million of liquidity available under the Company’s $500 million revolving credit facility, net of a $150 million minimum liquidity covenant and $10 million in letters of credit
▪	Company has elected to redeem $55 million of 7.625% senior secured notes at 103% of principal, saving approximately $4.2 million in annualized interest

Brian Jenkins, Dave & Buster’s Chief Executive Officer, said, “Dave & Buster’s second quarter was clear evidence that the brand is back, posting record revenues and EBITDA with all 142 stores open as of the end of the quarter. The entire team has demonstrated great resilience navigating the pandemic and positioning the Company to achieve new levels of performance. Through continued execution of our strategic initiatives, including our new menu, optimized marketing, and technology investments, we are excited to move forward with a strong foundation to drive sustained profitable growth.”

Second Quarter 2021 Results

Total revenues of $377.6 million increased 642.9% from $50.8 in the first quarter of 2020 and increased 9.6% from $344.6 million in the second quarter of 2019. Comparable store sales increased 3.6% compared with the second quarter of 2019 (the Company has chosen to continue reporting comparable store sales versus 2019 in order to provide a more meaningful comparison). Non-comparable store revenue totaled $67.3 million compared with $10.4 million in the second quarter of 2020.

Operating income totaled $79.2 million, or 21.0% of revenues, compared with operating loss of $81.1 million, or (159.6)% of revenues in the second quarter of 2020 and operating income $46.2 million, or 13.4% of revenues in the second quarter of 2019.

Net income totaled $52.8 million, or $1.07 per diluted share, compared with net loss of $58.6 million, or $1.24 per share in the second quarter of 2020 and net income of $32.4 million, or $0.90 per diluted share in the second quarter of 2019.

EBITDA totaled $114.0 million, or 30.2% of revenues, compared with EBITDA loss of $46.0 million, or (90.4)% of revenues in the second quarter of 2020 and EBITDA of $79.0 million, or 22.9% of revenues in the second quarter of 2019.

Adjusted EBITDA totaled $119.2 million, or 31.6% of revenues, compared with adjusted EBITDA loss of $38.5 million, or (75.7)% of revenues in the second quarter of 2020 and adjusted EBITDA of $86.0 million, or 25.0% of revenues in the second quarter of 2019.

Store operating income before depreciation and amortization totaled $134.2 million, or 35.5% of revenues, compared with store operating loss before depreciation and amortization of $34.3 million, or (67.5)% of revenues in the second quarter of 2020 and $99.7 million, or 28.9% of revenues in the second quarter of 2019.

Balance Sheet, Liquidity and Cash Flow

The Company generated approximately $121 million in operating cash flow during the second quarter, ending the quarter with $108 million in cash and approximately $340 million of availability under its $500 million revolving credit facility, net of a $150 million minimum liquidity covenant and $10 million in letters of credit.

Total long-term debt stood at $550 million consisting of 7.625% senior secured notes maturing in 2025. As part of its ongoing capital allocation strategy, the Company has elected to redeem $55 million, or 10%, of its senior secured notes utilizing a redemption option in the Company’s October 2020 indenture agreement. Per the agreement, up to 10% of the notes may be redeemed at 103% of principal in the first twelve-month period after issuance. The Company expects to complete this redemption by September 20, 2021, resulting in annualized interest savings of approximately $4.2 million. Upon separate election, the Company may redeem an additional 10% at 103% of principal in the second twelve-month period after issuance, which commences October 27, 2021.

Third Quarter Business Update and Outlook

The Company’s business recovery has continued through the first five weeks of the third quarter, including Labor Day Monday, during which comparable store sales increased 1.3% compared with 2019.

Based on current trends, and barring any significant downturn due to the pandemic, the Company currently expects the following:

•	Third quarter comparable store sales to be approximately in line with the quarter-to-date trends compared to third quarter 2019.
•	Third quarter EBITDA to be significantly higher than third quarter 2019 EBITDA of $39.8 million, but with some moderation compared with the increase in the second quarter.
•	A total of four new store openings during fiscal year 2021 and the relocation of one existing location.
•	FY2021 capital additions (net of tenant allowances) of approximately $95 to $100 million, with approximately 49% dedicated to new stores and other operating initiatives, 14% for games, and 37% for maintenance needs.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and at the Company’s investor relations website, contains a thorough review of its financial results for the 13 and 26 weeks ended August 1, 2021.

Investor Conference Call and Webcast

Management will hold a conference call to report these results today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). The conference call can be accessed over the phone by dialing (720) 543-0206 or toll-free (800) 458-4121. A replay will be available after the call for one year beginning at 7:00 p.m. Central Time (8:00 p.m. Eastern Time) and can be accessed by dialing (412) 317-6671 or toll-free (844) 512-2921; the passcode is 8867697.

Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s Entertainment, Inc., is the owner and operator of 143 venues in North America that combine entertainment and dining and offer customers the opportunity to “Eat Drink Play and Watch,” all in one location. Dave & Buster’s offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster’s currently has stores in 40 states, Puerto Rico, and Canada.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the global spread of the novel coronavirus outbreak. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the coronavirus on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and the level of customer demand following reopening; the economic impact of the coronavirus and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the coronavirus; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and store operating income before depreciation and amortization margin (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

-- Financial Tables Follow –

DAVE & BUSTER'S ENTERTAINMENT, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	August 1, 2021	January 31, 2021
	(unaudited)	(audited)
Current assets:

Cash and cash equivalents	$107,801	$11,891
Other current assets	88,154	106,980

Total current assets	195,955	118,871

Property and equipment, net	785,227	815,027

Operating lease right of use assets	1,018,558	1,037,569

Intangible and other assets, net	384,765	381,357

Total assets	$2,384,505	$2,352,824

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$308,933	$271,636

Operating lease liabilities	1,248,038	1,267,791

Other long-term liabilities	59,843	63,777

Long-term debt, net	537,816	596,388

Stockholders' equity	229,875	153,232

Total liabilities and stockholders' equity	$2,384,505	$2,352,824

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Food and beverage revenues	$123,006	32.6%	$17,002	33.4%	$137,921	40.0%
Amusement and other revenues	254,632	67.4%	33,831	66.6%	206,678	60.0%
Total revenues	377,638	100.0%	50,833	100.0%	344,599	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	33,127	26.9%	4,659	27.4%	36,934	26.8%
Cost of amusement and other (as a percentage of amusement and other revenues)	24,584	9.7%	4,025	11.9%	22,689	11.0%
Total cost of products	57,711	15.3%	8,684	17.1%	59,623	17.3%
Operating payroll and benefits	80,623	21.3%	13,756	27.1%	80,927	23.5%
Other store operating expenses	105,116	27.9%	62,682	123.2%	104,376	30.3%
General and administrative expenses	18,470	4.9%	9,278	18.3%	15,991	4.6%
Depreciation and amortization expense	34,875	9.2%	35,160	69.2%	32,745	9.5%
Pre-opening costs	1,676	0.4%	2,388	4.7%	4,723	1.4%
Total operating costs	298,471	79.0%	131,948	259.6%	298,385	86.6%

Operating income (loss)	79,167	21.0%	(81,115)	-159.6%	46,214	13.4%

Interest expense, net	13,728	3.7%	8,163	16.0%	4,605	1.3%

Income (loss) before provision (benefit) for income taxes	65,439	17.3%	(89,278)	-175.6%	41,609	12.1%
Provision (benefit) for income taxes	12,669	3.3%	(30,676)	-60.3%	9,253	2.7%
Net income (loss)	$52,770	14.0%	$(58,602)	-115.3%	$32,356	9.4%

Net income (loss) per share:
Basic	$1.10		$(1.24)		$0.91
Diluted	$1.07		$(1.24)		$0.90
Weighted average shares used in per share calculations:
Basic shares	48,178,611		47,111,763		35,407,965
Diluted shares	49,229,817		47,111,763		36,015,710

Other information:
Company-owned stores at end of period	142		137		130
Store operating weeks in the period	1,817		628		1,674
Total revenue per store operating weeks in the period	$208		$81		$206

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Net income (loss)	$52,770	14.0%	$(58,602)	-115.3%	$32,356	9.4%
Add back: Interest expense, net	13,728		8,163		4,605
Provision (benefit) for income taxes	12,669		(30,676)		9,253
Depreciation and amortization expense	34,875		35,160		32,745
EBITDA	114,042	30.2%	(45,955)	-90.4%	78,959	22.9%
Add back: Loss on asset disposal	112		264		406
Impairment of long-lived assets and lease termination costs	-		2,178		-
Share-based compensation	3,187		2,734		1,907
Pre-opening costs	1,676		2,388		4,723
Other costs	135		(88)		(13)
Adjusted EBITDA	$119,152	31.6%	$(38,479)	-75.7%	$85,982	25.0%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Operating income (loss)	$79,167	21.0%	$(81,115)	-159.6%	$46,214	13.4%
Add back: General and administrative expenses	18,470		9,278		15,991
Depreciation and amortization expense	34,875		35,160		32,745
Pre-opening costs	1,676		2,388		4,723
Store operating income (loss) before depreciation and amortization	$134,188	35.5%	$(34,289)	-67.5%	$99,673	28.9%

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Food and beverage revenues	$208,764	32.5%	$80,922	38.4%	$286,142	40.4%
Amusement and other revenues	434,214	67.5%	129,717	61.6%	422,039	59.6%
Total revenues	642,978	100.0%	210,639	100.0%	708,181	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	56,284	27.0%	22,003	27.2%	75,688	26.5%
Cost of amusement and other (as a percentage of amusement and other revenues)	41,198	9.5%	14,753	11.4%	45,660	10.8%
Total cost of products	97,482	15.2%	36,756	17.4%	121,348	17.1%
Operating payroll and benefits	130,902	20.4%	57,493	27.3%	163,800	23.1%
Other store operating expenses	189,561	29.4%	158,354	75.3%	210,621	29.8%
General and administrative expenses	35,561	5.5%	23,841	11.3%	32,837	4.6%
Depreciation and amortization expense	69,974	10.9%	70,512	33.5%	63,886	9.0%
Pre-opening costs	3,335	0.5%	6,211	2.9%	11,725	1.7%
Total operating costs	526,815	81.9%	353,167	167.7%	604,217	85.3%

Operating income (loss)	116,163	18.1%	(142,528)	-67.7%	103,964	14.7%

Interest expense, net	28,548	4.5%	14,278	6.7%	8,661	1.2%

Income (loss) before provision (benefit) for income taxes	87,615	13.6%	(156,806)	-74.4%	95,303	13.5%
Provision (benefit) for income taxes	15,210	2.3%	(54,660)	-25.9%	20,504	2.9%
Net income (loss)	$72,405	11.3%	$(102,146)	-48.5%	$74,799	10.6%

Net income (loss) per share:
Basic	$1.51		$(2.59)		$2.07
Diluted	$1.47		$(2.59)		$2.03
Weighted average shares used in per share calculations:
Basic shares	47,937,158		39,470,874		36,117,815
Diluted shares	49,272,693		39,470,874		36,803,001

Other information:
Company-owned stores at end of period	142		137		130
Store operating weeks in the period	3,450		1,461		3,290
Total revenue per store operating weeks in the period	$186		$144		$215

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Net income (loss)	$72,405	11.3%	$(102,146)	-48.5%	$74,799	10.6%
Add back: Interest expense, net	28,548		14,278		8,661
Provision (benefit) for income taxes	15,210		(54,660)		20,504
Depreciation and amortization expense	69,974		70,512		63,886
EBITDA	186,137	28.9%	(72,016)	-34.2%	167,850	23.7%
Add back: Loss on asset disposal	257		417		826
Impairment of long-lived assets and lease termination costs	-		13,727		-
Share-based compensation	6,158		2,345		3,732
Pre-opening costs	3,335		6,211		11,725
Other costs	(30)		59		33
Adjusted EBITDA	$195,857	30.5%	$(49,257)	-23.4%	$184,166	26.0%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	August 1, 2021		August 2, 2020		August 4, 2019
Operating income (loss)	$116,163	18.1%	$(142,528)	-67.7%	$103,964	14.7%
Add back: General and administrative expenses	35,561		23,841		32,837
Depreciation and amortization expense	69,974		70,512		63,886
Pre-opening costs	3,335		6,211		11,725
Store operating income (loss) before depreciation and amortization	$225,033	35.0%	$(41,964)	-19.9%	$212,412	30.0%

For Investor Relations Inquiries:

Scott Bowman, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

scott.bowman@daveandbusters.com